Exhibit 3.8

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF

CITADEL INTERMEDIATE HOLDINGS, LLC

This Amended and Restated Limited Liability Company Agreement (this “Agreement”) of Citadel Intermediate Holdings, LLC, a Delaware limited liability company (the “Company”), is made effective as of February 29, 2012, by Citadel Plastics Holdings, Inc., a Delaware corporation (the “Sole Member”, and together with any party hereafter admitted as a member of the Company in accordance with the terms hereof, the “Members”).

WHEREAS, this Agreement is being adopted in order to amend and restate, in its entirety, that certain Operating Agreement, dated as of March 2, 2008, by and among the Member and the Managers as defined therein (the “Original LLC Agreement”), and the Original LLC Agreement shall be superseded, in its entirety, by this Agreement; and

WHEREAS, the Members desire to provide for certain agreements governing the business and affairs of the Company as set forth herein; and

Intending to be legally bound, the Members and the Company hereby agree as follows:

1. Formation of the Company. The Company was formed on April 10, 2008, upon the execution and filing of a certificate of formation with the Secretary of State of the State of Delaware in accordance with the provisions of the Delaware Limited Liability Company Act, as amended (the “Act”).

2. Term. The Company will have perpetual existence unless terminated in accordance with this Agreement.

3. Name. The name of the Company will be “Citadel Intermediate Holdings, LLC” or such other name as may be determined from time to time by the Members.

4. Purpose; Powers. The Company is organized for the object and purpose of engaging in all such lawful transactions and business activities as may be determined from time to time by the Members. The Company will have any and all powers necessary or desirable to carry out the purposes and business of the Company, to the extent the same may be lawfully exercised by limited liability companies under the Act.

5. Registered Office and Agent. The registered office of the Company in the State of Delaware is 1209 Orange Street, City of Wilmington, New Castle County, Delaware 19801. The registered agent of the Company for service of process at such address is The Corporation Trust Company. The registered office and/or registered agent of the Company may be changed from time to time in the discretion of the Members.

6. Members. As of the date hereof, the sole Member of the Company is the Sole Member. The Schedule of Members attached hereto shall be amended to reflect the future admission of each additional Member in accordance with Section 15.

7. Management.

(i) Except as otherwise required by the Act, the business and affairs of the Company shall be managed by or under the direction of one Managing Member (the “Managing Member”). The initial Managing Member shall be the Sole Member. Except as otherwise expressly provided for in this Agreement, the Members hereby consent to the exercise by the Managing Member of all such powers and rights conferred on it by the Act with respect to the management and control of the Company. Notwithstanding the foregoing and except as explicitly set forth in this Agreement, if a vote, consent or approval of the Members is required by the Act or other applicable law with respect to any act to be taken by the Company or matter considered by the Managing Member, the Members agree that they shall be deemed to have consented to or approved such act or voted on such matter in accordance with the determination of the Managing Member on such act or matter. With the exception of the Managing Member and the Officers appointed pursuant to Section 8, no Member, in his or its capacity as a Member, shall have any power to act for, sign for or do any act that would bind the Company.

(ii) For the avoidance of doubt, the Managing Member shall have the power and authority to delegate to any individual, sole proprietorship, partnership, joint venture, trust, unincorporated association, corporation, limited liability company, entity or governmental entity (whether foreign, federal, state, county, city or otherwise and including any instrumentality, division, agency or department thereof) (each, a “Person”) the Managing Member’s rights and powers to manage and control the business and affairs of the Company, including to delegate to agents and employees of a Member or the Company (including Officers) and to delegate by a written agreement with, or otherwise to, other persons. The Managing Member may, by express prior written consent, authorize any Person (including, without limitation, any Member or Officer) to enter into and perform under any document on behalf of the Company.

(iii) For the avoidance of doubt, the Managing Member may, from time to time, designate one or more committees. Any such committee, to the extent expressly provided in the written enabling resolution and until dissolved by the Managing Member, shall have and may exercise any or all of the authority of the Managing Member. At every meeting of any such committee, the presence of a majority of all the representatives thereof shall constitute a quorum, and the affirmative vote of a majority of the representatives present shall be necessary for the adoption of any resolution. The Managing Member may dissolve any committee at any time.

8. Designation of Officers.

(i) The Managing Member may elect officers of the Company, including a President, Chief Executive Officer, Chief Operating Officer, a Secretary, one or more Assistant Secretaries and such other officers and assistant officers (including, without limitation, one or more Vice Presidents) as the Managing Member may determine (“Officers”). No Officer need be a resident of the State of Delaware or be a Member. The Managing Member may use descriptive words or phrases to designate the standing, seniority or area of special competence of the Officers appointed and unless otherwise designated by the Managing Member, Officers shall have the customary power and authority of persons with like positions at similarly sized companies. Any number of offices may be held by the same Person. All Officers as between themselves and the Company shall have such authority and perform such duties in the management of the Company or as the Managing Member may from time to time determine, and may act on behalf of the Company in the manner and regarding such matters or as may be authorized by the Managing Member. From time to time the Managing Member may establish, increase, eliminate, reduce or otherwise modify responsibilities of the Officers of the Company or may create or eliminate offices as the Managing Member may consider appropriate.

(ii) The salaries or other compensation, if any, of the Officers of the Company shall be fixed from time to time by the Managing Member. Each Officer elected by the Managing Member shall serve until his or her successor is duly appointed or, if earlier, until his or her death, resignation or removal. A vacancy in any office because of death, resignation, removal or any other cause may only be filled by the Managing Member.

(iii) Any Officer may resign at any time by so notifying the Managing Member in writing. Any Officer elected by the Managing Member may be removed with or without cause by the Managing Member, but such removal shall be without prejudice to the contract rights, if any, of the Officer so removed. The election of a person as an Officer shall not of itself create a right to continued employment with the Company.

9. Contributions. Persons admitted as Members of the Company shall make such contributions of cash (or promissory obligations), property or services to the Company as shall be determined by the Managing Member and the Member making the contribution in their sole discretion at the time of each such admission and from time to time thereafter. The Company and the Managing Member acknowledge and agree that, as of the date hereof, the Member has made all contributions as previously agreed and holds 100% of the issued and outstanding limited liability company interests (“Percentage Interests”).

10. Distributions. Distributions of cash or other assets of the Company shall be made at such times and in such amounts as the Managing Member may determine. Distributions shall be made to Members pro rata in accordance with the number of outstanding Percentage Interests held by each Member immediately prior to a distribution.

11. Assignments. A Member may freely assign all or any portion of its Percentage Interests. Upon any such assignment, the assignee will be admitted to the Company as a substitute Member.

12. Dissolution. The Company will be dissolved and its affairs will be wound up and terminated only upon the affirmative vote of each of the Members or an administrative dissolution or the entry of a decree of judicial dissolution, under Section 18-802 of the Act. Upon dissolution, the Company will be liquidated in an orderly manner by the Members.

13. Limitation on Liability. The debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member or Officer of the Company shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member or Officer.

14. Amendments. This Agreement may be amended from time to time by a written instrument executed and delivered by the Members.

15. Title to Company Assets. Company assets shall be deemed to be owned by the Company as an entity, and no Member, individually or collectively, shall have any ownership interest in such Company assets or any portion thereof. Legal title to any or all Company assets may be held in the name of the Company or one or more nominees, as the Managing Member may determine. The Managing Member hereby declares and warrants that any Company assets for which legal title is held in its name or the name of any nominee shall be held in trust by the Managing Member or such nominee for the use and benefit of the Company in accordance with the provisions of this Agreement. All Company assets shall be recorded as the property of the Company on its books and records, irrespective of the name in which legal title to such Company assets is held.

16. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality, or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed, and enforced in such jurisdiction as if such invalid, illegal, or unenforceable provision had never been contained herein.

17. Opt-in to Article 8 of the Uniform Commercial Code. The Members hereby agree that the Percentage Interests shall be securities governed by Article 8 of the Uniform Commercial Code of the State of Delaware as in effect from time to time (“Article 8”). At no time shall the Members elect that such Percentage Interests shall not be governed by Article 8.

18. Counterparts. This Agreement may be executed in multiple counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

19. Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine, or neuter forms, and the singular form of nouns, pronouns, and verbs shall include the plural and vice versa. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and (a) no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement, and (b) no rule of strict construction shall be applied against any party hereto or any intended beneficiary hereof. Wherever a conflict exists between this Agreement and any other agreement, this Agreement shall control but solely to the extent of such conflict.

20. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

21. Creditors.

(i) None of the provisions of this Agreement (with the exception of Section 18, as applicable) shall be for the benefit of or enforceable by any creditors of the Company or any of its Affiliates, and no creditor who makes a loan to the Company or any of its Affiliates may have or acquire at any time as a result of making the loan any direct or indirect interest in Company profits, losses, distributions, capital, or property other than as a secured creditor; provided, that nothing in this Section 22 shall limit the rights of any creditor under any contract or agreement executed and delivered by the Company in favor of such creditor.

(ii) Without limiting the generality of Section 11, the membership interest in the Company of each member (each, a “Membership Interest”) shall be transferable in whole or in part, either voluntarily or by operation of law. Each member may at any time and from time to time sell, assign, convey, exchange, mortgage, pledge, grant security interests in and to and liens upon, and otherwise dispose of or transfer all or any portion of such member’s Membership Interest. Upon any transfer of all or any portion of any member’s Membership Interest, the transferee thereof shall become a member of the Company upon completion of such transfer without, in any case the approval or consent of, or any further action on the part of, the Company, any of the other members or any other person or persons. Without limiting any of the foregoing, upon any sale, disposition or other transfer by any pledgee or other secured party or lienholder of all or any portion of any member’s Membership Interest pursuant to the exercise of foreclosure rights or any other rights or remedies as secured party under or in respect of any pledge of, or any grant of security interests or other liens on, all or any portion of the Membership Interest so transferred, any transferee thereof shall, upon completion of such transfer, become a member of the Company and shall acquire, to the extent of all or that portion of the Membership Interest so transferred, all of the rights, title and interests of a member in the Company, including all of the rights and obligations of a member of the Company under this Agreement, without, in any such case, the approval or consent of, or any further action on the part of, the Company, any of the other members or any other person or persons.

22. Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement, or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition. Notwithstanding anything in this Agreement to the contrary, Section 18-305(a) of the Act shall not apply to the Company, and no Member shall have any rights thereunder.

23. Electronic Delivery. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, to the extent delivered by means of a facsimile machine or electronic mail (any such delivery, an “Electronic Delivery”), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re execute original forms hereof and/or thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise (a) the use of Electronic Delivery to deliver a signature or (b) the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery, as a defense to the formation of a contract or agreement, and each such party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

*        *        *         *

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Limited Liability Company Agreement of Citadel Intermediate Holdings, LLC as of the date first above written.

SOLE MEMBER:

CITADEL PLASTICS HOLDINGS, INC.

By:

Name:	Michael W. Huff
Its:	President and Chief Executive Officer

COMPANY:

CITADEL INTERMEDIATE HOLDINGS, LLC

By:

Name:	Michael W. Huff
Its:	President

(Citadel Intermediate Holdings, LLC - A&R LLC Agreement)

Schedule of Members

As of February 29, 2012

Name of Member	Percentage Interests
Citadel Plastics Holdings, Inc.	100%